Filed pursuant to Rule 424(b)(7)
Registration No. 333-295556
The information in this preliminary prospectus is not complete and may be changed. The preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 5, 2026.
Preliminary Prospectus Supplement
(To Prospectus dated May 5, 2026)
$330,000,000
Ingram Micro Holding Corporation
Common Stock
The selling stockholder identified in this prospectus supplement, Ingram Holdco, LLC (the “selling stockholder”), an investment vehicle of certain private investment funds sponsored and ultimately controlled by Platinum Equity, LLC (together with its affiliated investment vehicles, “Platinum”) is offering, shares of common stock, par value $0.01 per share (the “Common Stock”) of Ingram Micro Holding Corporation. The information included or incorporated by reference in this prospectus supplement relates solely to the resale by the selling stockholder of the Common Stock.
Subject to certain conditions, including the completion of this offering, we intend to concurrently purchase from the underwriters an aggregate number of shares of Common Stock of at least $30 million that are the subject of this offering as part of our Stock Repurchase Program (as defined herein) for a price per share equal to the price per share at which the underwriters have agreed to purchase shares of Common Stock from the selling stockholder in this offering (the “Stock Repurchase”). Based on the last reported sale price of our Common Stock as reported on the New York Stock Exchange (the “NYSE”) on May 4, 2026, this would result in a repurchase of at least 1,069,900 shares of Common Stock. The underwriters will not receive any compensation for the shares of Common Stock being purchased by us pursuant to the Stock Repurchase. The completion of the Stock Repurchase is expected to occur concurrently with, and is subject to the completion of, the closing of this offering. This offering is not conditioned upon the completion of the Stock Repurchase, and we cannot provide any assurance that the Stock Repurchase will occur on the terms and timeline as contemplated herein, or at all. The description and the other information included in this prospectus supplement regarding the Stock Repurchase is included solely for informational purposes, and nothing in this prospectus supplement shall constitute an offer to sell, or the solicitation of an offer to purchase or repurchase by us of, any shares of our Common Stock subject to the Stock Repurchase. See “Prospectus Supplement Summary—Recent Developments—Concurrent Stock Repurchase.”
Our Common Stock is listed on the NYSE under the symbol “INGM.” On May 4, 2026, the last sale price of our Common Stock as reported on the NYSE was $28.04 per share.
After the completion of this offering and taking into account the Stock Repurchase (assuming at least 1,069,900 shares were repurchased at a price of $28.04 per share, which is the last reported sale price of our Common Stock on the NYSE on May 4, 2026) Platinum will continue to beneficially own 80.4% of the voting power of all of our outstanding shares of Common Stock (or 79.7% of the voting power of all of our outstanding shares of Common Stock if the underwriters exercise in full their option to purchase additional shares of Common Stock as described herein). As a result, we will continue to be a “controlled company” within the meaning of the corporate governance rules of the NYSE.
We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholder. See “Use of Proceeds.” We will bear all of the offering expenses other than the underwriting discounts and commissions.
Investing in our Common Stock involves risk. See “Risk Factors” beginning on page S-13 of the prospectus supplement, the information in the section entitled Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 27, 2025 (the “2025 Form 10-K”) incorporated by reference herein and any other risk factors included in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase shares of our Common Stock.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or any accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to the selling stockholder(3)	$	$
__________________
(1)Assumes no exercise of the underwriters’ option to purchase additional shares of Common Stock from the selling stockholder as described below. The aggregate number of shares of Common Stock of at least $30 million we purchase from the underwriters pursuant to the Stock Repurchase will be repurchased at a price per share equal to the price per share to be paid by the underwriter to the selling stockholder and are excluded from the calculation of the Total column.
(2)Please see the section entitled “Underwriting” in this prospectus supplement for a description of compensation payable to the underwriters. The underwriters will not receive any discount or commission on the shares of our Common Stock we purchase from the underwriters in the Stock Repurchase.
(3)We have agreed to pay all of the offering expenses for the selling stockholder incurred in connection with the sale of shares of Common Stock by the selling stockholder. See “Underwriting (Conflicts of Interest).”
The selling stockholder has granted the underwriters an option to purchase an amount of shares of approximately $45 million of Common Stock from the selling stockholder at the public offering price, less the underwriting discount, for 30 days from the date of this prospectus supplement. We will not receive any of the proceeds from the sale of shares by the selling stockholder upon such exercise.
The underwriters expect to deliver the shares of our Common Stock to our investors on or about               , 2026.

Morgan Stanley	Goldman Sachs & Co. LLC	J.P. Morgan
The date of this prospectus supplement is                , 2026.

TABLE OF CONTENTS
Prospectus Supplement
Base Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which contains specific information about the selling stockholder and the terms on which the selling stockholder is offering and selling shares of our Common Stock. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of an automatic registration statement (File No. 333-295556) on Form S-3 that we have filed with the SEC using a “shelf” registration process.
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement. We, the selling stockholder and the underwriters take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give to you. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. We, the selling stockholder and the underwriters will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We further note that the representations, warranties and covenants made by us, the selling stockholder or the underwriters in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.
For investors outside the United States: We are not, the selling stockholder is not and the underwriters are not, making an offer to sell shares of our Common Stock in any jurisdiction where the offer or sale is not permitted. Neither we, the selling stockholder, nor any of the underwriters have done anything that would permit this offering or the possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, this offering of Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.
You should not consider any information in this prospectus supplement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Common Stock offered by this prospectus supplement.
Unless the context indicates otherwise, references to “our Company,” “the Company,” “us,” “we” and “our” refers to Ingram Micro Holding Corporation, together with its consolidated subsidiaries.

GLOSSARY
Certain Definitions
The following terms are used in this prospectus supplement unless otherwise noted or indicated by the context:
•“2029 Notes” means the Company’s $2,000 million aggregate principal amount 4.750% notes due 2029;
•“ABL Credit Agreement” means the credit agreement that governs the ABL Revolving Credit Facility, dated as of July 2, 2021 by and among Imola Acquisition Corporation, Ingram Micro Inc., the borrowers therein, various lenders and issuing banks, and JPMorgan Chase Bank, N.A., as the administrative agent and swingline lender, as amended by Amendment No. 1 to the ABL Credit Agreement, dated as of August 12, 2021, as further amended by Amendment No. 2 to the ABL Credit Agreement, dated as of May 30, 2023, as further amended by Amendment No. 3 to the ABL Credit Agreement, dated as of June 17, 2024, and as further amended by Amendment No. 4 to the ABL Credit Agreement, dated as of September 20, 2024;
•“ABL Revolving Credit Facility” means the senior secured asset-based credit facility entered into on July 2, 2021, consisting of a multi-currency revolving credit facility (available for loans and letters of credit) in an aggregate principal amount of up to $3,500 million, subject to borrowing base capacity;
•“AI” or artificial intelligence refers to an engineered or machine-based tool or system that can, for a given set of objectives, generate outputs such as predictions, recommendations, or decisions influencing real or virtual environments;
•“Asia-Pacific” refers to the Asia-Pacific region;
•“Credit Agreements” means the Term Loan Credit Agreement together with the ABL Credit Agreement;
•“Credit Facilities” means the ABL Revolving Credit Facility together with the Term Loan Credit Facility;
•“Indenture” means the indenture that governs the 2029 Notes, dated as of April 22, 2021, by and between Imola Merger Corporation and the Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, as supplemented by that certain supplemental indenture, by and among Ingram Micro Inc., as issuer, the Guarantors (as defined therein) party thereto from time to time, and the Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent;
•“Latin America” refers to the Latin American region;
•“Margin Loan” means the margin loan agreement dated as of August 27, 2025, by and among Ingram Holdco, LLC as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the administrative agent and calculation agent (as may be amended, supplemented or modified from time to time);
•“ML” or machine learning refers to a branch of AI that focuses on the development of systems capable of learning from data to perform a task without being explicitly programmed to perform that task. Learning refers to the process of optimizing model parameters through computational techniques such that the model’s behavior is optimized for the training task;
•“North America” refers to the North America region encompassing the United States and Canada;
•“Platinum” means Platinum Equity, LLC together with its affiliated investment vehicles;
•“Term Loan Credit Agreement” means the term loan credit agreement that governs the Term Loan Credit Facility, dated as of July 2, 2021, by and among Imola Acquisition Corporation, Ingram Micro Inc., JPMorgan Chase Bank, N.A., as the administrative agent and the lenders, agents and other parties thereto, as amended by Amendment No. 1 to the Term Loan Credit Agreement, dated as of June 23, 2023, as further amended by Amendment No. 2 to the Term Loan Credit Agreement, dated as of September 27,

2023, as further amended by Amendment No. 3 to the Term Loan Credit Agreement, dated as of September 20, 2024 and as further amended by Amendment No. 4 to the Term Loan Credit Agreement, dated as of June 17, 2025; and
•“Term Loan Credit Facility” means the senior secured term loan facility pursuant to the Term Loan Credit Agreement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are “incorporating by reference” into this prospectus supplement certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to that document we have filed separately with the SEC. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in the Common Stock. Any statement contained in a document or report incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
This prospectus supplement incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless otherwise expressly identified in such filings as being incorporated by reference into this prospectus supplement):
•the 2025 Form 10-K, filed with the SEC on March 3, 2026;
•the Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2026, filed with the SEC on April 30, 2026 (“2026 Q1 10-Q”);
•the Definitive Proxy Statement filed on March 26, 2026 for our Annual Meeting of Stockholders (other than disclosure under the heading “Pay versus Performance” information responsive to Item 402(v) of Regulation S-K of SEC rules) (the “2026 Proxy”);
•the Current Reports on Form 8-K filed with the SEC on March 2, 2026 (only with respect to the Item 8.01 information), March 9, 2026 and April 30, 2026 (only with respect to Item 8.01 information);
•the description of our Common Stock contained in our Form 8-A, filed with the SEC on October 23, 2024; and
•all documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus supplement.
Statements contained in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:
Ingram Micro Holding Corporation
Attn: Investor Relations
3351 Michelson Drive
Suite 100
Irvine, CA 92612
United States
T: (714) 566-1000

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (File No. 333-295556) on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares of Common Stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitute part of that registration statement, do not contain all of the information set forth in the registration statement or the exhibits filed therewith, and certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock offered hereby, please refer to the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website (www.ingrammicro.com) under the heading “Investor Relations.” The information we file with the SEC or that is contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part (except for the SEC filings expressly incorporated by reference herein).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions, but such words are not the exclusive means of identifying forward-looking statements in this prospectus supplement. These forward-looking statements are included throughout this prospectus supplement, including in the sections entitled “Summary” and “Risk Factors” and in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Form 10-K, which is incorporated herein by reference, and relate to matters such as repurchases of shares of the Company’s Common Stock under an authorized share repurchase program, our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Certain important factors that involve risks and uncertainties and that could cause actual results to differ, possibly materially, from our expectations, beliefs and projections reflected in such forward-looking statements can be found in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our 2025 Form 10-K, which is incorporated by reference herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.
There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement. Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors set forth below under the heading “Risk Factors” and under Item 1A. “Risk Factors” in our 2025 Form 10-K, as amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q, and the following:
•general economic conditions, including the impacts of the ongoing conflicts in the Middle East;
•our estimates of the size of the markets for our products and services;
•our ability to identify and integrate acquisitions and technologies into our platform;
•our plans to continue to expand;
•our ability to continue to successfully develop and deploy Ingram Micro XvantageTM;
•our ability to retain and recruit key personnel;
•the competition our products and services face and our ability to adapt to industry changes and market conditions, including inflation, market volatility and supply constraints for many categories of technology;
•current and potential litigation involving us;
•the global nature of our business, including the various laws and regulations applicable to us now or in the future;
•the effect of various political, geopolitical and macroeconomic issues and developments, including changes in tariffs or global trade policies and the related uncertainties associated with such developments, import/

export and licensing restrictions, military conflicts, and our ability to comply with laws and regulations we are subject to, both in the United States and internationally;
•our financing efforts, payment of dividends and stock repurchases;
•our relationships with our customers, original equipment manufacturers and suppliers;
•our ability to maintain and protect our intellectual property;
•the performance and security of our services, including information processing and cybersecurity provided by third parties;
•our ownership structure;
•our dependence upon Ingram Micro Inc. and its controlled subsidiaries for our results of operations, cash flows and distributions; and
•our status as a “controlled company” and the extent to which the interests of Platinum conflict with our interests or the interests of our stockholders.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information about us and this offering that is included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all the information that you should consider before investing in shares of our Common Stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement and accompanying prospectus, or incorporated by reference in this prospectus supplement and accompanying prospectus. You should read and carefully consider the following summary together with the entire prospectus supplement and the accompanying prospectus, including information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering.
Ingram Micro is a leading solutions provider by revenue and/or by global footprint for the global information technology (“IT”) ecosystem helping power the world’s leading technology brands. With our vast infrastructure and focus on client and endpoint solutions, advanced solutions offerings, cloud-based and other solutions, we enable our business partners to scale and operate more efficiently in the markets they serve. We are at the center of the technology ecosystem and deliver customized solutions to our vendor and reseller partners, enabling them to provide excellent business outcomes to the end-user companies and consumers they serve. Through our global reach, our industry-leading business-to-business (“B2B”) platform, and our broad portfolio of products, professional services offerings and software, cloud and digital solutions, we remove complexity and maximize the value of the technology products our partners make, sell or use, providing the world more ways to realize the promise of technology. While many commercial markets remain economically volatile around the globe, our business remains well-positioned to benefit from technology megatrends, including cloud migration, enhanced security needs, automation and robotics, AI and ML enabling Agentic AI, hyperconnected ecosystems, hybrid work and Internet-of-Things (“IoT”). Our business is organized into four reportable segments based on the different geographic regions in which we operate: North America; Europe, Middle East and Africa; Asia-Pacific; and Latin America.
Corporate Information
We are a Delaware corporation and our principal offices are located at 3351 Michelson Drive, Suite 100, Irvine, CA 92612. Our telephone number is (714) 566-1000. We maintain a website, www.ingrammicro.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus supplement (except for the SEC filings expressly incorporated by reference herein), and such information should not be considered to be part of this prospectus supplement. You should not rely on any such information in making the decision whether to purchase shares of our Common Stock.
Recent Developments
Concurrent Stock Repurchase
On April 30, 2026, the Company announced that the board of directors had approved an increase to the previously announced stock repurchase program (the “Stock Repurchase Program”) in an aggregate amount from $100 million to $175 million of Common Stock that the Company may repurchase in connection with one or more secondary public offerings by the selling stockholder. Repurchases under the Stock Repurchase Program may occur when an independent committee of the board of directors deems such repurchases are appropriate. After taking into account the privately negotiated transaction on March 9, 2026, pursuant to which the Company repurchased directly from affiliates of Platinum an aggregate number of shares of Common Stock equal to $75 million under the Stock Repurchase Program, $100 million remains available thereunder for any such additional repurchases. The Stock Repurchase Program will expire on January 28, 2027.
Subject to certain conditions, including the completion of this offering, we intend to concurrently purchase from the underwriters an aggregate number of shares of Common Stock that are subject to this offering of at least $30 million as part of our Stock Repurchase Program for a price per share equal to the price per share at which the underwriters have agreed to purchase shares of Common Stock from the selling stockholder. Based on the last reported sale price of our Common Stock as reported on the NYSE on May 4, 2026, this would result in a repurchase of at least 1,069,900 shares of Common Stock. Once consummated, the Stock Repurchase will reduce the remaining amount available for purchase under the Stock Repurchase Program. The underwriters will not receive any compensation for the shares of Common Stock being purchased by us. See “Underwriting (Conflicts of Interest).”
The completion of the Stock Repurchase is subject to certain conditions, including the closing of this offering, and is expected to occur concurrently with the closing of this offering. This offering is not conditioned upon the completion of the Stock Repurchase, and we cannot provide any assurance that the Stock Repurchase will occur on the terms and timeline as contemplated herein, or at all. This description and the other information in this prospectus supplement regarding the Stock Repurchase and the Stock Repurchase Program are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement and/or the accompanying prospectus, individually or taken in the aggregate, shall constitute an offer to sell, or the solicitation of an offer to purchase or repurchase by us of any shares of our Common Stock subject to the Stock Repurchase.
The terms and conditions of the Stock Repurchase will be reviewed and approved by a special transaction committee of our board of directors, which is comprised solely of disinterested independent directors. We expect to fund the Stock Repurchase with cash on hand. Any shares of our Common Stock that we repurchase in the Stock Repurchase will be held as treasury stock by the Company, and will be considered issued but not outstanding shares of our Common Stock.
We have been advised that the selling stockholder may use the proceeds it receives from the Stock Repurchase towards a partial repayment of the loans outstanding under the Margin Loan.
Recent Dividend Declaration
On April 30, 2026, the Company announced that the board of directors had declared a cash dividend on our Common Stock of $0.084 per share. The dividend is payable on May 26, 2026, to stockholders of record as of May 12, 2026. We pay, and intend to continue to pay, quarterly dividends subject to capital availability and periodic determinations made by our board of directors that cash dividends are in the best interests of our stockholders.
Settlement of shares of Common Stock purchased in this offering will occur prior to the above-referenced record date for this dividend and, as a result, purchasers in this offering who are holders of record at the close of business on May 12, 2026 will be entitled to receive this dividend and will be responsible for any related tax obligation. See “Dividend Policy” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus for further information.

The Offering

Selling Stockholder	Ingram Holdco, LLC (the “selling stockholder”)

Common Stock offered by the selling stockholder in this offering, including pursuant to the Stock Repurchase	An amount of shares equal to $330 million (or $375 million if the underwriters exercise in full their option to purchase additional shares as described below).

Underwriters’ option to purchase additional shares of Common Stock from the selling stockholder
The selling stockholder has granted the underwriters an option to purchase an amount of shares of approximately $45 million of Common Stock at the public offering price less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

Concurrent Stock Repurchase
Subject to certain conditions including the completion of this offering, we intend to concurrently purchase from the underwriters an aggregate number of shares of Common Stock that are subject to this offering of at least $30 million as part of our Stock Repurchase Program for a price per share equal to the price per share at which the underwriters have agreed to purchase shares of Common Stock from the selling stockholder. The underwriters will not receive any compensation for the shares of Common Stock being purchased by us. See “Underwriting (Conflicts of Interest).” Based on the last reported sale price of our Common Stock as reported on the NYSE on May 4, 2026, this would result in a repurchase of at least 1,069,900 shares of Common Stock. The completion of the Stock Repurchase is subject to the completion of this offering and expected to occur concurrently with the closing of this offering. This offering is not conditioned upon the completion of the Stock Repurchase, and we cannot provide any assurance that the Stock Repurchase will occur on the terms and timeline as contemplated herein, or at all. The description and the other information included in this prospectus supplement regarding the Stock Repurchase is included solely for informational purposes, and nothing in this prospectus supplement shall constitute an offer to sell, or the solicitation of an offer to purchase or repurchase by us of any shares of our Common Stock subject to the Stock Repurchase. See “Prospectus Supplement Summary—Recent Developments—Concurrent Stock Repurchase.”

Common Stock to be outstanding immediately following this offering and the Stock Repurchase	230,576,634 shares.

Use of proceeds
All shares of our Common Stock offered by this prospectus supplement will be sold by the selling stockholder, and the selling stockholder will receive all net proceeds from the sale of our Common Stock in this offering. We have been advised that the selling stockholder may use all or a portion of the proceeds it receives from this offering towards a partial repayment of the loans outstanding under the Margin Loan.

We will not receive any proceeds from this offering, including pursuant to any exercise by the underwriters of their option to purchase additional shares of our Common Stock from the selling stockholder as described herein. See “Use of Proceeds.”

Pursuant to the Investor Rights Agreement (as defined below), we will pay all expenses in connection with the offering of the shares of our Common Stock to be offered by the selling stockholder under this prospectus supplement, except that the selling stockholder will pay any underwriting discounts and selling commissions incurred by them in connection with such sales. Because affiliates of Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are lenders under the Margin Loan and may receive at least 5% of the net proceeds of this offering due to the potential repayment by the selling stockholder of a portion of the loans under such Margin Loan, Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC could be deemed to have a “conflict of interest” under Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, none of the underwriters having a “conflict of interest” will confirm sales to discretionary accounts without the prior specific written consent of the account holder. See “Underwriting (Conflicts of Interest).”

Controlled company
After the completion of this offering and taking into account the Stock Repurchase (assuming at least 1,069,900 shares were repurchased at a price of $28.04 per share, which is the last reported sale price of our Common Stock on the NYSE on May 4, 2026) Platinum will continue to beneficially own 80.4% of the voting power of our outstanding Common Stock. As a result, we will continue to be a “controlled company” under the NYSE corporate governance standards. Under these standards, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance standards. See “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—After the completion of this offering, we will continue to be a “controlled company” within the meaning of the NYSE rules and, as a result, we qualify for, and intend to rely on, exemptions from certain corporate governance requirements. Our stockholders will not have the same protections afforded to stockholders of other companies that are subject to such requirements.”

Recent dividend declaration and Dividend policy
On April 30, 2026, the Company announced that the board of directors had declared a cash dividend on our Common Stock of $0.084 per share. The dividend is payable on May 26, 2026, to stockholders of record as of May 12, 2026.Settlement of shares of Common Stock purchased in this offering will occur prior to the above-referenced record date for this dividend and, as a result, purchasers in this offering who are holders of record at the close of business on May 12, 2026 will be entitled to receive this dividend and will be responsible for any related tax obligation. See “Description of Capital Stock” in the accompanying prospectus for further information.

We pay, and intend to continue to pay, quarterly dividends subject to capital availability and periodic determinations made by our board of directors that cash dividends are in the best interests of our stockholders. Although we anticipate continuing to pay such quarterly cash dividend on our Common Stock, we have no obligation to pay any dividend, and our board of directors may decide to change the dividend policy at any time without notice to the stockholders. Any decision to declare and pay dividends in the future will be, subject to our compliance with applicable law, made at the sole discretion of our board of directors and will depend on, among other things, general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual and tax implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions and subject to the covenants under our Credit Facilities, the Indenture governing the 2029 Notes and any other future indebtedness or preferred securities we may incur or issue, and such other factors as our board of directors may deem relevant. Many of these factors are beyond our control and a change in any of these factors could adversely impact our ability to continue paying regular dividends. See “Dividend Policy” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus for further information.

Exchange symbol	“INGM.”

Risk factors
You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

The number of shares of our Common Stock outstanding after this offering and after giving effect to the Stock Repurchase is based on 231,646,534 shares outstanding as of April 23, 2026, and excludes the following:
•11,667,380 shares of Common Stock reserved for issuance under the Stock Incentive Plan of the Company (“the 2024 Plan”); and
•6,394,585 shares of Common Stock issuable upon vesting and settlement of time- and performance-vesting restricted stock unit (“RSU”) awards outstanding under the 2024 Plan.
Except as otherwise indicated, information in this prospectus supplement:
•assumes no exercise of the underwriters’ option to purchase an amount of shares of approximately $45 million of Common Stock from the selling stockholder; and
•reflects the assumed public offering price of $28.04 per share, which is the last reported sale price of our Common Stock on the NYSE on May 4, 2026.

RISK FACTORS
An investment in our Common Stock involves risk. You should carefully consider the following risks described below, the other information included in or incorporated herein by reference in this prospectus supplement, including, without limitation, the factors set forth in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and related notes, each in our 2025 Form 10-K incorporated by reference herein, which may be amended, supplemented or superseded from time to time by other periodic reports we file with the SEC. Any of the following risks could materially and adversely affect our business, results of operations, financial condition, cash flows or growth prospects. The selected risks described below and incorporated by reference herein, however, are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, results of operations, financial condition or growth prospects. In such a case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.
This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” The Company’s actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.
Risks Related to this Offering and Ownership of Our Common Stock
Our stock price may change significantly following this offering, and stockholders may not be able to resell shares of our Common Stock at or above the price paid or at all and could lose all or part of their investment as a result.
The price of our Common Stock has been and may continue to be volatile, and stockholders may not be able to resell their shares at or above the public offering price due to a number of factors such as those listed in “—Risks Related to Our Business and Our Industry” in the section entitled Item 1A. “Risk Factors” in our 2025 Form 10-K, which is incorporated by reference herein and the following:
•results of operations that vary from the expectations of securities analysts and investors;
•results of operations that vary from those of our competitors compared to market expectations;
•changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;
•changes in market valuations of, or earnings and other announcements by, companies in our industry;
•declines in the market prices of stocks generally, particularly those of information technology companies;
•departures of key management personnel or members of our board of directors;
•strategic actions by us or our competitors;
•announcements by us, our competitors or our vendors of significant contracts, price reductions, new products or technologies, acquisitions, joint marketing relationships, joint ventures, other strategic relationships or capital commitments;
•changes in preference of our customers;
•changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the consumer spending environment;
•changes in business or regulatory conditions which adversely affect our industry or us;
•future issuances, exchanges or sales, or expected issuances, exchanges or sales of our Common Stock or other securities;

•investor perceptions of or the investment opportunity associated with our Common Stock relative to other investment alternatives;
•investors’ responses to press releases or other public announcements by us or third parties, including our filings with the SEC;
•adverse resolutions relating to new or pending litigation or governmental investigations;
•guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
•limited liquidity of our stock, including the potential impact of a small public float;
•the development and sustainability of an active trading market for our stock;
•changes in accounting principles; and
•other events or factors, including those resulting from informational technology system failures and disruptions, natural disasters, war, acts of terrorism or responses to these events.
Furthermore, the stock market may experience extreme volatility that, in some cases, may be unrelated or disproportionate to the operating performance of particular companies. Broader market volatility, especially in the technology sector, may also adversely affect our stock price, regardless of our actual performance. Additionally, low public float or trading volume could amplify price fluctuations. Stockholders may not be able to sell their shares at or above the price paid and could lose all or part of their investment. Periods of volatility may also increase the risk of securities litigation, which could be costly and distract management from our operations.
Future offerings of debt or equity securities by us may have a material adverse effect on the market price of our Common Stock.
In the future, we may attempt to obtain financing or to further increase our capital resources by issuing additional shares of our Common Stock or by offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. Any future debt financing could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Moreover, if we issue debt securities, the debt holders would have rights to make claims on our assets senior to the rights of our holders of our Common Stock. The issuance of additional shares of our Common Stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders or reduce the market price of our Common Stock or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may have a material adverse effect on the amount, timing, or nature of our future offerings. Thus, holders of our Common Stock bear the risk that our future offerings may reduce the market price of our Common Stock and dilute their stockholdings in us.
After the completion of this offering, we will continue to be a “controlled company” within the meaning of the NYSE rules and, as a result, we qualify for, and intend to rely on, exemptions from certain corporate governance requirements. Our stockholders will not have the same protections afforded to stockholders of other companies that are subject to such requirements.
After the completion of this offering and taking into account the Stock Repurchase (assuming at least 1,069,900 shares were repurchased at a price of $28.04 per share, which is the last reported sale price of our Common Stock on the NYSE on May 4, 2026) Platinum will continue to control approximately 80.4% of the voting power of our outstanding Common Stock (or 79.7% of the voting power of all of our outstanding shares of Common Stock if the underwriters exercise in full their option to purchase additional shares of Common Stock as described herein) from the selling stockholder, and thus, in each case, hold more than a majority of the voting power of our outstanding Common Stock entitled to vote generally in the election of directors. As a result, we will continue to be a “controlled company” within the meaning of the corporate governance standards of the NYSE, and have elected, in accordance with applicable NYSE exemptions, not to comply with certain corporate governance requirements.
Following this offering, we intend to continue to utilize some or all of these exemptions. For example, we do not have a majority of independent directors, our compensation and nominating and corporate governance committees are not composed entirely of independent directors and we may not perform annual performance evaluations with respect to such committees. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, our stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE. In the event that we cease to be a “controlled company,” we will be required to comply with the above referenced requirements within one year.
Platinum controls us, and its interests may conflict, or be inconsistent, with ours interests or the interests of other stockholders.
After the completion of this offering, because Platinum will continue to hold more than a majority of the voting power of our outstanding Common Stock entitled to vote generally in the election of directors, Platinum is able to control the election and removal of our directors and thereby control our policies and operations, including the appointment of management, future issuances of our Common Stock or other securities, payment of dividends, if any, on our Common Stock, the incurrence or modification of indebtedness by us, amendment of our amended and restated certificate of incorporation and amended and restated bylaws and the entering into of extraordinary transactions. Their interests may not in all cases be aligned with the interests of our other stockholders. This concentration of voting control could deprive stockholders of an opportunity to receive a premium for their shares of Common Stock as part of a sale of our company and ultimately might affect the market price of our Common Stock. This concentration of ownership may also adversely affect our share price.
Moreover, in accordance with our amended and restated certificate of incorporation and the Investor Rights Agreement, Platinum has the right to nominate for election to our board of directors a number of individuals designated by Platinum constituting a majority thereof for so long as it beneficially owns at least 50% of the voting power of all shares of our outstanding stock entitled to vote generally in the election of our directors. See the section entitled “Certain Relationships and Related Person Transactions” in our 2026 Proxy which is incorporated herein by reference and “Description of Capital Stock” in the accompanying prospectus for further information. Even if Platinum ceases to own shares of our stock representing a majority of the total voting power, for so long as Platinum continues to own a significant percentage of our stock, it will still be able to significantly influence or effectively control the composition of our board of directors and the approval of actions requiring stockholder approval through its voting power. Accordingly, for such period of time, Platinum will have significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers.
Platinum is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or whose interests are otherwise not aligned with ours. Our amended and restated certificate of incorporation provides that neither Platinum nor any of its affiliates or any director who is not employed by us or his or her affiliates has any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. Platinum and its affiliates also may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.
If we or our selling stockholder sell additional shares of our Common Stock after this offering or are perceived by the public markets as intending to sell them, including pursuant to exceptions in contractual lock-up agreements, or the expiration of the Lock-Up Period, and the anticipation of such events, the market price of our Common Stock could decline.
The sale of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell shares of our Common Stock in the future at a time and at a price that we deem appropriate. Upon completion of this offering and taking into account the Stock Repurchase, we will have 230,576,634 shares of our Common Stock outstanding. All of the shares of our Common Stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), by persons other than our “affiliates,” as that term is defined under Rule 144 of the Securities Act (“Rule 144”).
We, all of our directors, executive officers, the selling stockholder and Imola JV Holdings L.P., which is the sole member of the selling stockholder, have entered into lock-up agreements with the underwriters, pursuant to which, all such parties have agreed, subject to certain exceptions, not to sell, dispose of or hedge any shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock for a period commencing on the date of this prospectus supplement and ending immediately after close of the Trading Day (as defined below) that is 60 days from the date of this prospectus supplement (or if such 60th day is not a day on which the NYSE is open for the buying and selling of securities (any such day, a “Trading Day”), immediately after the close of the last Trading Day immediately preceding such 60th day (the “Lock-Up Period”), except with the prior written consent of any two of Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the underwriters. See “Underwriting (Conflicts of Interest)—No Sales of Similar Securities.” There are no contractually specified conditions for the waiver of lock-up restrictions and any waiver is at the discretion of the representatives. When determining whether or not to release shares from these lock-up agreements, the representatives may consider, among other factors, the reasons given by us or the securityholder, as applicable, for requesting the release, the number of shares for which the release is being requested, and market conditions at such time. As a result of the foregoing, a substantial portion of our outstanding Common Stock is subject to a lock-up agreement during the Lock-Up Period.
Upon the expiration of the lock-up agreements at the end of the Lock-Up Period, as described above, all of such shares will be eligible for resale in the public market, subject in the case of shares held by our affiliates, to volume, manner of sale and other limitations under Rule 144. We expect that Platinum will continue to be considered an affiliate following the expiration of the Lock-Up Period based on its expected shares of ownership and its board nomination rights. Certain other of our stockholders may also be considered affiliates at that time. However, subject to the expiration or waiver of the Lock-Up Period, certain of the holders of these shares of Common Stock will have the right, subject to certain exceptions and conditions, to require us to register their shares of Common Stock under the Securities Act, and they will have the right to participate in future registrations of securities by us. Registration of any of these outstanding shares of Common Stock would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement. As restrictions on resale end, the market price of our stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
Any investors who purchase shares of Common Stock in this offering will be entitled to receive the dividend payment that was recently announced by the Company. In addition, we may change our dividend policy at any time, and, in the event we determine not to pay any cash dividends on our Common Stock in the future, stockholders may not receive any return on investment unless they sell their Common Stock for a price greater than that which they paid for it.
On April 30, 2026, the Company announced that the board of directors had declared a cash dividend on our Common Stock of $0.084 per share. The dividend is payable on May 26, 2026, to stockholders of record as of May 12, 2026. Settlement of shares of Common Stock purchased in this offering will occur prior to the above-referenced record date for this dividend and, as a result, purchasers in this offering who are holders of record at the close of business on May 12, 2026 will be entitled to receive this dividend and will be responsible for any related tax obligation. See “Description of Capital Stock” in the accompanying prospectus.
We pay, and intend to continue to pay, quarterly dividends subject to capital availability and periodic determinations made by our board of directors that cash dividends are in the best interests of our stockholders. Although we anticipate continuing to pay such quarterly cash dividend on our Common Stock, we have no obligation to pay any dividend, and our board of directors may decide to change the dividend policy at any time without notice to the stockholders. Any decision to declare and pay dividends in the future will be, subject to our compliance with applicable law, made at the sole discretion of our board of directors and will depend on, among other things, general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual and tax implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions and subject to the covenants under our Credit Facilities, the Indenture and any other future indebtedness or preferred securities we may incur or issue, and such other factors as our board of directors may deem relevant. See “Dividend Policy” in the prospectus supplement and Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Form 10-K, which is incorporated herein by reference. Future dividends may also be affected by factors that our board of directors deems relevant, including our potential future capital requirements for investments, legal risks, changes in federal and state income tax laws or corporate laws and contractual restrictions such as financial or operating covenants in our debt arrangements. As a result, there can be no assurance that we will pay any future dividends, and it is possible that we may need to reduce or eliminate the payment of dividends on our Common Stock in the future. If we decide to not pay future dividends, then stockholders may not receive any return on an investment in our Common Stock unless they sell our Common Stock for a price greater than the purchase price, which may not occur.
If securities or industry analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for our Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts stop covering us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

USE OF PROCEEDS
All shares of our Common Stock offered by this prospectus supplement will be sold by the selling stockholder, and the selling stockholder will receive all of the net proceeds from the sale of the shares offered hereby. We will not receive any proceeds from this offering, including pursuant to any exercise by the underwriters of their option to purchase additional shares of our Common Stock from the selling stockholder as described herein.
We have been advised that the selling stockholder may use all or a portion of the proceeds it receives from this offering towards a partial repayment of the loans outstanding under the Margin Loan.
Because affiliates of Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are lenders under the Margin Loan and may receive at least 5% of the net proceeds of this offering due to the potential repayment by the selling stockholder of a portion of the loans under such Margin Loan, Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC could be deemed to have a “conflict of interest” under Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, none of the underwriters having a “conflict of interest” will confirm sales to discretionary accounts without the prior specific written consent of the account holder. See “Underwriting (Conflicts of Interest).”
Pursuant to the Investor Rights Agreement, we will pay all expenses in connection with the offering of the shares of our Common Stock to be offered by the selling stockholder under this prospectus supplement, except that the selling stockholder will pay any underwriting discounts and selling commissions incurred by them in connection with such sales. See “Underwriting (Conflicts of Interest).”

DIVIDEND POLICY
On April 30, 2026, the Company announced that the board of directors had declared a cash dividend on our Common Stock of $0.084 per share. The dividend is payable on May 26, 2026, to stockholders of record as of May 12, 2026. We pay, and intend to continue to pay, quarterly dividends subject to capital availability and periodic determinations made by our board of directors that cash dividends are in the best interests of our stockholders. The declaration, amount and payment of any future dividends on our Common Stock will be, subject to compliance with applicable law, at the sole discretion of our board of directors. Our board of directors may take into account, among other things, general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual and tax implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions under our Credit Facilities, the Indenture governing the 2029 Notes and other indebtedness or preferred securities we may incur or issue and such other factors as our board of directors may deem relevant. If we elect to pay such dividends in the future, we may reduce or discontinue entirely the payment of such dividends at any time.
Ingram Micro Holding Corporation is a holding company with no material assets other than indirect ownership of the stock of Ingram Micro Inc., and its operations are conducted through its wholly owned subsidiaries. Our operating subsidiaries are currently subject to certain restrictions and covenants under the Credit Agreements and the Indenture. Our ability to pay cash dividends will depend on the payment of distributions by our current and future subsidiaries, including Ingram Micro Inc., and such distributions may be restricted as a result of contractual agreements, including any future agreements governing their indebtedness. These restrictions and covenants may restrict the ability of those entities to make distributions to Ingram Micro Holding Corporation. See “Risk Factors— Risks Related to Ownership of Our Common Stock—We may change our dividend policy at any time, and, if we determine not to pay any cash dividends on our Common Stock in the future, stockholders may not receive any return on investment unless they sell their Common Stock for a price greater than that which they paid for it” in our 2025 Form 10-K. Any additional financing arrangement we enter into in the future may include restrictive covenants that limit our subsidiaries’ ability to pay dividends to us. In addition, Delaware law may impose requirements that may restrict our ability to pay dividends to holders of our Common Stock.

SELLING STOCKHOLDER
The following table and accompanying footnotes set forth information regarding the beneficial ownership by the selling stockholder of shares of our Common Stock as of April 23, 2026, the maximum number of shares of Common Stock that may be offered by the selling stockholder pursuant to this prospectus supplement and the beneficial ownership of shares of our Common Stock after the sale by the selling stockholder of the maximum number of shares of Common Stock in the offering, before and after giving effect to this offering and the Repurchase
The selling stockholder may offer all, some or none of its shares of Common Stock. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of Common Stock. In addition, the selling stockholder may have sold or transferred, in transactions pursuant to this prospectus supplement or otherwise, some or all of its shares since the date as of which the information is presented in the table below. Information concerning the selling stockholder may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus supplement, as may be appropriate.
For further information regarding material relationships and transactions between us and Platinum, see the section entitled “Certain Relationships and Related Person Transactions” 2026 Proxy incorporated by reference herein.
Beneficial ownership is determined in accordance with the rules of the SEC.

	Shares of Common Stock Beneficially Owned Prior to this Offering and the Stock Repurchase			Shares of Common Stock Beneficially Owned After this Offering and the Stock Repurchase(3)
	Number of Shares	Percent of Common Stock Outstanding	Shares of Common Stock in this Offering and the Stock Repurchase (2)	Number of Shares	Percent of Common Stock Outstanding
Investment vehicles affiliated with Platinum Equity, LLC(1)	197,104,541	85.1%	11,768,901	185,335,640	80.4%
__________________
(1)Ingram Holdco, LLC is the record holder of 177,478,218 shares of our Common Stock. Imola JV Holdings, L.P., which is the sole member of Ingram Holdco, LLC, is the record holder of 19,626,323 shares of our Common Stock. Tom Gores is the manager of Platinum Equity, LLC, which is the sole member of Platinum Equity Investment Holdings, LLC, which is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC which is the general partner of Platinum Equity InvestCo, L.P., which is the sole member of Platinum Equity Investment Holdings V, LLC, which is the sole member of Platinum Equity Partners V, LLC, which is the general partner of Platinum Equity Partners V, L.P., which is the general partner of Imola JV Holdings, L.P. By virtue of these relationships, each of these entities and Mr. Gores may be deemed to share beneficial ownership of the securities held of record by Imola JV Holdings, L.P. and Ingram Holdco, LLC. The business address of each of the entities named herein and Mr. Gores is 360 North Crescent Drive, South Building, Beverly Hills, CA 90210. Based on information provided to us, as of the date of this prospectus supplement, Ingram Holdco, LLC has pledged 177,478,218 shares of our Common Stock pursuant to the Margin Loan and related documentation on a non-recourse basis. The selling stockholder has informed the Company that the Margin Loan contains customary default provisions and that in the event of a default under the Margin Loan the secured parties may foreclose upon any and all shares of our Common Stock pledged to them. See “Risk Factors— Risks Related to Ownership of Our Common Stock—If we or Platinum sell shares of our Common Stock or are perceived by the public markets as intending to sell them, the market price of our Common Stock could decline” in our 2025 Form 10-K.
(2)Reflects an offering of $330 million of Common Stock at the assumed public offering price of $28.04 per share, which is the last reported sale price of our Common Stock on the NYSE on May 4, 2026.
(3)Assumes no exercise of the underwriters’ option to purchase additional shares of Common Stock from the selling stockholder. After the completion of this offering, assuming the underwriters exercise their full option to purchase additional shares of Common Stock as described herein from the selling stockholder, Platinum will beneficially own 79.7% of our Common Stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Common Stock issued or sold pursuant to this offering, but does not purport to be a complete analysis of all potential U.S. federal income tax effects.
The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. There may be adverse U.S. federal estate tax consequences to a Non-U.S. Holder of our Common Stock, and Non-U.S. Holders should consult their tax advisors regarding the application of U.S. federal estate tax laws to their particular situation.
This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.
This discussion is limited to Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or any alternative minimum taxes. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies and other financial institutions;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt entities or governmental entities;
•persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans;
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
•persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships considering an investment in our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE OR GIFT TAX LAWS) OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. For purposes of this discussion, a U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions on Common Stock
If we make distributions of cash or property on our Common Stock, such distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes because distributed amounts exceed our current and accumulated earnings and profits will constitute a return of capital and will first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock (determined separately for each share), but not below zero. Any remaining excess (determined separately for each share) will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.” See “Dividend Policy” for more information on our current plans with respect to making distributions on our Common Stock.
Subject to the discussion below regarding backup withholding and FATCA (as defined below), dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding any entitlement to benefits under any applicable income tax treaty.
Unless an applicable income tax treaty provides otherwise, if dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder generally must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Unless an applicable income tax treaty provides otherwise, any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular rates generally applicable to a U.S. person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such Non-U.S. Holder’s effectively connected earnings and profits, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other taxable disposition of a share of our Common Stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States;
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our Common Stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period preceding the date of the disposition and (ii) the Non-U.S. Holder’s holding period with respect to the share of our Common Stock that is disposed (the “Applicable USRPHC Period”).
Unless an applicable income tax treaty provides otherwise, any gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates generally applicable to a U.S. person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such Non-U.S. Holder’s effectively connected earnings and profits, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain recognized upon the sale or other taxable disposition of our Common Stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder, if any (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, any gain recognized from the sale or other taxable disposition of our Common Stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, no more than 5% of our Common Stock throughout the Applicable USRPHC Period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Common Stock to a Non-U.S. Holder will not be subject to backup withholding (currently at 24%) if either the holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or the holder otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Common Stock paid to the Non-U.S.

Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain brokers that are U.S. persons or have a specified relationship with the United States generally will be subject to backup withholding or information reporting unless the applicable withholding agent receives the certification described above or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker that does not have a specified relationship with the United States generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (whether such institutions or entities are beneficial owners or intermediaries). Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of our Common Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, among us, the selling stockholder and the underwriters, each underwriter named below, for whom Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives (collectively, the “representatives”), has severally and not jointly agreed to purchase at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Common Stock listed next to its name in the following table, and the selling stockholder has agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name, which includes the shares that we intend to purchase from the underwriters pursuant to the Stock Repurchase, see “Prospectus Supplement Summary—Recent Developments—Concurrent Stock Repurchase.”

Name	Number of Shares
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Total
The underwriters have committed to take and pay for all of the shares being offered by the selling stockholder, if any are taken, other than the shares covered by the option described below unless and until this option is exercised in the sole discretion of the underwriters. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
Subject to certain conditions, including the completion of this offering, we intend to concurrently purchase from the underwriters an aggregate number of shares of Common Stock that are the subject of this offering of at least $30 million as part of the Stock Repurchase Program for a price per share equal to the price per share at which the underwriters have agreed to purchase shares of Common Stock from the selling stockholder. The underwriters will not receive any compensation for the shares of Common Stock being purchased by us pursuant to the Stock Repurchase. The completion of the Stock Repurchase is expected to occur concurrently with the closing of this offering. This offering is not conditioned upon the completion of the Stock Repurchase, and we cannot provide any assurance that the Stock Repurchase will occur on the terms and timeline as contemplated herein, or at all. The description and the other information included in this prospectus supplement regarding the Stock Repurchase is included solely for informational purposes, and nothing in this prospectus supplement shall constitute an offer to sell, or the solicitation of an offer to purchase or repurchase by us of any shares of our Common Stock subject to the Stock Repurchase. See “Prospectus Supplement Summary—Recent Developments—Concurrent Stock Repurchase.”
The underwriters are offering the shares of Common Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of Common Stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters may offer and sell shares through certain of their affiliates or other registered broker-dealers or selling agents.
In addition, in the underwriting agreement, we and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in respect of those liabilities.
Options to Purchase Additional Shares
The underwriters have an option to buy an amount of shares of approximately $45 million from the selling stockholder made in connection with the offering of the shares of Common Stock offered by this prospectus supplement. The underwriters may exercise that option for 30 days following the date of this prospectus supplement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts
The representatives have advised us and the selling stockholder that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $            per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the per share and total public offering price, total underwriting discounts and commissions to be paid to the underwriters by the selling stockholder and proceeds before expenses to the selling stockholder. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase an amount of shares of approximately $45 million shares of Common Stock from the selling stockholder as described herein.

Total (1)
	Per Share	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Public Offering Price	$	$	$
Underwriting discounts and commissions to be paid by the selling stockholder	$	$	$
Proceeds, before expenses, to the selling stockholder	$	$	$
__________________
(1)The shares of Common Stock that we intend to purchase from the underwriters pursuant to the Stock Repurchase will be repurchased at a price per share equal to the price per share to be paid by the underwriters to the selling stockholder and are excluded from the calculation of the Total column. No discounts or commissions are payable to the underwriters in respect of the shares of our Common Stock being repurchased by us pursuant to the Repurchase.
The expenses of the offering, not including the underwriting discounts and commissions, are estimated at approximately $          and are payable by us. We have agreed to reimburse the underwriters for certain expenses, as set forth in the underwriting agreement. In addition, while we have agreed to pay certain offering expenses for the selling stockholders incurred in connection with this offering, the selling stockholders will bear all commissions and discounts, if any, from the sale of our Common Stock pursuant to this prospectus supplement. The underwriters have agreed to reimburse the selling stockholder for certain expenses in connection with the offering in an aggregate amount of $    .
No Sales of Similar Securities
We have agreed with the underwriters from the date of this prospectus supplement through the Lock-Up Period, not to (1) offer, pledge (other than with respect to the shares of Common Stock pledged by Ingram Holdco, LLC prior to the date hereof), sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the SEC relating to the offering of any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock, unless we obtain the prior written consent of any two of Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the underwriters.
The foregoing restrictions shall not apply to (A) the shares of our Common Stock contemplated by this prospectus supplement, (B) the issuance by us of shares of our Common Stock, upon the exercise of an option or warrant, vesting or settlement of restricted stock or RSU or the conversion of a security outstanding on the date hereof; provided that we shall cause each recipient, on or prior to the issuance, exercise, vesting or settlement of any such grants or shares of Common Stock, to sign and deliver a lock-up agreement for the balance of the Lock-Up Period, (C) certain grants of stock options, stock awards, restricted stock, RSUs or other equity awards and the issuance of Common Stock or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors or consultants pursuant to the terms of a plan in effect on the date hereof; provided that we shall cause each recipient, on or prior to the issuance of any such grants or shares of Common Stock, to sign and deliver a lock-up agreement for the balance of the Lock-Up Period, (D) facilitating the establishment of a trading plan on behalf of any of our shareholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on our behalf regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period, (E) the filing of any registration statement on Form S-8 relating to certain securities (i) granted or to be granted pursuant to any plan in effect on the date hereof or (ii) otherwise eligible to be included on a registration statement on Form S-8, (F) the offer or issuance or agreement to issue by us of our Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock in connection with an acquisition, merger, joint venture, strategic alliance, commercial or other collaborative relationship or the acquisition or license by us or any of our subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by us in connection with any such acquisition or transaction; provided that (i) the aggregate number of shares of Common Stock, securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock that we may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 10.0% of the total number of shares of Common Stock outstanding immediately following the issuance of the shares to be issued under this prospectus supplement, and (ii) we shall cause each recipient of such shares, on or prior to the issuance of any such shares of Common Stock, to sign and deliver a lock-up agreement for the balance of the Lock-Up Period or (G) the Stock Repurchase pursuant to the Stock Repurchase Program.
Additionally, all of our directors, executive officers and the selling stockholder have entered into lock-up agreements with the underwriters, pursuant to which the parties have agreed that, without the prior written consent of any two of Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the underwriters, they will not, during the Lock-Up Period, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock beneficially owned by the signatory that are convertible into or exercisable or exchangeable for Common Stock (such shares of Common Stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing restrictions will not apply to (A) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of this offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (B) transfers of Lock-Up Securities (i) as a bona fide gift, (ii) to any member of the signatory’s immediate family or to any trust for the direct or indirect benefit of the signatory or the immediate family of the signatory, (iii) upon death or by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the signatory, (iv) by operation of law, pursuant to a qualified domestic order or in connection with a divorce settlement or (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv); provided that (a) each donee or transferee shall sign and deliver a lock-up agreement for the balance of the Lock-Up Period and (b) (1) if any filing under Section 16(a) of the Exchange Act, or other public filing or disclosure, is legally required, such filing or disclosure shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in this clause, and (2) no other public announcement or filing shall be voluntarily made during the Lock-Up Period, (C) distributions, transfers or dispositions of Lock-Up Securities (i) to limited partners, general partners, members, stockholders or holders of similar equity interests of the signatory, or (ii) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the signatory, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or common investment management with the signatory or affiliates of the signatory; provided that in the case of any distribution, transfer or disposition pursuant to this clause, (a) each donee or transferee shall sign and deliver a lock-up agreement for the balance of the Lock-Up Period and (b) (1) if any filing under Section 16(a) of the Exchange Act, or other public filing or disclosure, is legally required, such filing or disclosure shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in this clause, and (2) no other public announcement or filing shall be voluntarily made during the Lock-Up Period, (D) establishing of a trading plan on behalf of any of our shareholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the signatory or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period, (E) transfers or sales to us from an employee in connection with the repurchase of Lock-Up Securities in connection with the termination of the signatory’s employment with us pursuant to contractual agreements with us that provide us with a right to purchase such shares; provided that (1) any filing required to be made during the Lock-Up Period pursuant to Section 16(a) of the Exchange Act or Item 703 of Regulation S-K shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause, and (2) no other public announcement or filing shall be voluntarily made during the Lock-Up Period, (F) (i) the receipt by the signatory from us of Lock-Up Securities upon the exercise, vesting or settlement of options, RSUs or other equity awards granted under a stock incentive plan or other equity award plan, which plan is established prior to the date of this prospectus supplement and is described in the prospectus relating to the shares included in the registration statement immediately prior to the time the underwriting agreement is executed and this prospectus supplement, or warrants to purchase shares of Common Stock, insofar as such options, RSUs or warrants are outstanding as of the date of this prospectus supplement and are disclosed in this prospectus supplement or (ii) the transfer of shares of Lock-Up Securities to us upon a vesting or settlement event of our RSUs or Lock-Up Securities or upon the exercise of options to purchase our securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to us necessary in respect of such amount needed for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such vesting, settlement, “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options (or the Common Stock issuable upon the exercise thereof) or shares of Common Stock to us and our cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations in connection with the vesting, settlement or exercise of the RSU, option or other equity award; provided that (a) the Lock-Up Securities that are so received upon such vesting, settlement or exercise of the RSU, option, warrants or other equity awards will be subject to the terms of this agreement for the duration of the Lock-Up Period and (b) to the extent any filing by, or on behalf of, any party (donor, donee, transferor or transferee) shall be required to be made with respect to such receipt or such transfer pursuant to Section 16(a) of the Exchange Act, such filing shall clearly indicate in the footnotes thereto that such receipt or transfer is being made pursuant to the circumstances described in this clause, (G) transfers of shares of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving certain change of control events that are open to all holders of our capital stock and have been approved by our board of directors (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the signatory may agree to transfer, sell, tender or otherwise dispose of the signatory’s securities in connection with any such transaction, or vote securities in favor of any such transaction); provided that in the event that such third-party tender offer, merger, consolidation or other such similar transaction is not completed, the Lock-Up Securities owned by the signatory shall remain subject to the restrictions contained in the lock-up agreement for the duration of the Lock-Up Period, (H) bona fide sales of the Common Stock by the selling stockholder to the Company pursuant to, and in accordance with, the Stock Repurchase by the Company and (I) the pledge of Common Stock made by the selling stockholder pursuant to the Margin Loan; provided that (1) any filing required to be made during the Lock-Up Period pursuant to Section 16(a) or 13 of the Exchange Act or Item 703 of Regulation S-K shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause, and (2) no other public announcement or filing shall be voluntarily made during the Lock-Up Period (in each case, subject to certain filing and lock-up travel requirements as further described in the applicable lock-up agreements).

Listing
Our Common Stock is listed on the NYSE under the symbol “INGM”.
Price Stabilization and Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Common Stock. However, the representatives may engage in transactions that stabilize the price of the Common Stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Common Stock made by the underwriters in the open market prior to the completion of the offering.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or delaying a decline in the market price of our Common Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, the NYSE, in the over-the-counter market or otherwise.
Neither we, the selling stockholder nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we, the selling stockholder nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer, the selling stockholder and to persons and entities with relationships with the issuer or the selling stockholder, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and associates may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their consumers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of Common Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of Common Stock offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
Furthermore, Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, each an underwriter of this offering, are lenders, issuing banks and joint lead arrangers and bookrunners under our ABL Credit Agreement and are lenders and joint lead arrangers and bookrunners under our Term Loan Credit Agreement, and accordingly have received and are entitled to receive fees and expenses in connection therewith. In addition, Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC, an underwriter of this offering, is a lender, issuing bank, joint lead arranger and bookrunner under our ABL Credit Agreement, and accordingly has received and is entitled to receive fees and expenses in connection therewith. In addition, Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, each, an underwriter of this offering, are lenders under the Margin Loan, and accordingly have received and are entitled to receive fees and expenses in connection therewith. In addition, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, an underwriter of this offering, serves as the swingline lender, administrative agent and collateral agent under our ABL Credit Agreement, as administrative agent and collateral agent under our Term Loan Credit Agreement and as administrative agent and calculation agent under the Margin Loan, and accordingly has received and is entitled to fees and expenses in connection therewith. In addition, affiliates of certain of the underwriters may also be holders of our other debt. In addition, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC also acted as initial purchasers and joint book-running managers of our 2029 Notes and may have received customary fees in connection therewith.
Conflicts of Interest
Because affiliates of Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are lenders under the Margin Loan and may receive at least 5% of the net proceeds of this offering due to the potential repayment by the selling stockholder of a portion of the loans under such Margin Loan, Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC could be deemed to have a “conflict of interest” under Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, none of the underwriters having a “conflict of interest” will confirm sales to discretionary accounts without the prior specific written consent of the account holder.

Selling Restrictions
European Economic Area
This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
No shares have been offered or will be offered pursuant to the offering to the public in any Member State of the EEA prior to the publication of a prospectus in relation to the shares other than:
•to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or
•in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement is not a prospectus for the purposes of the POATRs (as defined below). This prospectus supplement has been prepared on the basis that any offer of shares in the United Kingdom will be made pursuant to an exemption under the POATRs from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in the United Kingdom may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to the POATRs in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer.
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that the shares may be offered to the public in the United Kingdom at any time:
•to any qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;
•to fewer than 150 (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs), subject to obtaining the prior consent of the representative for any such offer; or
•in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares and the expression “POATRs” means the Public Offers and Admissions to Trading Regulations 2024.

This prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the POATRs) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom who is not a relevant person should not act or rely on the information included in this prospectus supplement or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement relates to may be made or taken exclusively by relevant persons.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, shares of our Common Stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our Common Stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where shares of our Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our Common Stock pursuant to an offer made under Section 275 of the SFA, except:
•to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•where no consideration is or will be given for the transfer;
•where the transfer is by operation of law;
•as specified in Section 276(7) of the SFA; or
•as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares of our Common Stock, we have determined, and hereby notify, all relevant persons (as defined in Section 309A(1) of the SFA), that shares of our Common Stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of our Common Stock may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our Common Stock without disclosure to investors under Chapter 6D of the Corporations Act.
The Common Stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Common Stock to which this prospectus supplement relates may be illiquid or subject to restrictions on its resale. Prospective purchasers of the Common Stock offered should conduct their own due diligence on the Common Stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Switzerland
The shares of Common Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement (including any amendments thereto) has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement (including any amendments thereto) nor any other offering or marketing material relating to the shares of Common Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement (including any amendments thereto) nor any other offering or marketing material relating to the offering, or the shares of Common Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement (including any amendments thereto) will not be filed with, and the offer of the shares of Common Stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the shares of Common Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). Accordingly, no public distribution, offering or advertising, as defined in the CISA, its implementing ordinances and notices, and no distribution to any nonqualified investor, as defined in the CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares of our Common Stock.
Notice to Prospective Investors in Hong Kong
The Common Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the Common Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The Common Stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Common Stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Brazil
The offer and sale of the shares have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution no 160, dated 13 July 2022, as amended (“CVM Resolution 160”) or an unauthorized distribution under Brazilian laws and regulations. The shares may only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire the shares through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these shares on regulated securities markets in Brazil is prohibited.

LEGAL MATTERS
Certain legal matters with respect to the legality of the issuance of the shares of Common Stock offered by the selling stockholder by this prospectus supplement will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. The underwriters are being represented by Cahill Gordon & Reindel LLP, in connection with the offering.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 27, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PwC identified non-audit services impacting the period from January 2023 to August 2024. A member firm of PricewaterhouseCoopers International Limited (“PwC Member Firm”) and an unrelated third party jointly provided services, which included management functions at an immaterial branch of a wholly owned subsidiary of an entity under common control with the Company. These services were permissible under the applicable independence standards at the time the services were rendered but are inconsistent with SEC and Public Company Accounting Oversight Board (United States) independence rules. The services included remitting payments and filing documents with non-tax authorities on behalf of the branch.
PwC provided an overview of the facts and circumstances surrounding the non-audit services to the Audit Committee and the management team of the Company, including the entity involved, the nature of the non-audit services, the period over which they were provided, an approximation of the fees related to the non-audit services and other relevant factors.
The non-audit services were provided to an affiliate of the Company and not to the Company itself. None of the PwC Member Firm’s service engagement team members that performed the non-audit services have been or are members of the Company’s PwC audit engagement team. The non-audit services did not place PwC in a position of auditing its own work, did not result in PwC performing any decision-making or supervisory functions for the Company, and did not place PwC in a position of being an advocate for the Company. The fees received in connection with the non-audit services were approximately $5,500 and are immaterial to PwC, the PwC Member Firm and the entity to which the non-audit services were provided.
Considering the facts presented, the Audit Committee of the Company and PwC have concluded (i) that the non-audit services noted above did not and would not impair PwC’s application of objective and impartial judgment on any matter encompassed within PwC’s audit of the financial statements as of and for the years ended December 28, 2024, and December 30, 2023, and (ii) that no reasonable investor would conclude otherwise.

PROSPECTUS
Ingram Micro Holding Corporation
Common Stock

From time to time, Ingram Micro Holding Corporation, which is also referred to as the “Company,” “we,” “us,” and “our,” may offer and sell shares of common stock, par value $0.01 per share (the “Common Stock”). In addition, the selling stockholders identified in this prospectus, Imola JV Holdings L.P. and Ingram Holdco, LLC (each a “selling stockholder” and together, the “selling stockholders”), each an investment vehicle of certain private investment funds sponsored and ultimately controlled by Platinum Equity, LLC (together with its affiliated investment vehicles, “Platinum”), from time to time, may offer and sell shares of our Common Stock.
We and the selling stockholders, together or separately, may offer for sale the shares of Common Stock covered by this prospectus and any prospectus supplement on a continuous or delayed basis directly to purchasers or through underwriters, brokers or dealers or agents, in public or private transactions, at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. Information on the selling stockholders and the times and manners in which we and they may offer and sell shares of our Common Stock is described under the sections entitled “Selling Stockholders” and “Plan of Distribution” in this prospectus, respectively. Our registration of the shares of Common Stock covered by this prospectus does not mean the selling stockholders will offer or sell any of the shares.
Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “INGM.” On May 4, 2026 the last sale price of our Common Stock as reported on the NYSE was $28.04 per share.
We will not receive any proceeds from the sale of the shares of Common Stock by either selling stockholder. See “Use of Proceeds.” We will bear all of the offering expenses other than the underwriting discounts and commissions.

Investing in our Common Stock involves risk. See “Risk Factors” beginning on page 11, the information in the section entitled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, as well as any information under similar headings in the other documents that are incorporated by reference in this prospectus to read about factors you should consider before buying shares of our Common Stock.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 5, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that Ingram Micro Holding Corporation, a Delaware corporation, has filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration procedure. Under this procedure, we and the selling stockholders may offer and sell, from time to time in one or more offerings, shares of our Common Stock described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering. Because we are a well-known seasoned issuer, we may add to and offer additional securities, including securities held by stockholders, by filing a prospectus supplement with the SEC at the time of the offer.
This prospectus provides you with a general description of the Common Stock we and the selling stockholders may offer. Each time we and/or any of the selling stockholders offers and sells shares of Common Stock, we or parties acting on our behalf will provide a prospectus supplement and/or free writing prospectus that describes the terms of the offering. The applicable prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. Before making an investment decision, you should carefully read this prospectus, all applicable prospectus supplements, any related free writing prospectus, all documents that are incorporated by reference and the documents referred to under the heading “Where You Can Find More Information.” Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and/or free writing prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Neither we nor the selling stockholders have authorized anyone to provide you with different information. The Company and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information included in or incorporated by reference in this prospectus is accurate only as of the date of the applicable document, regardless of the time of delivery of this prospectus and the applicable prospectus supplement or any free writing prospectus, as the case may be, or any sales of shares of our Common Stock. Our business, financial condition and results of operations may have changed since those dates.
You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Common Stock offered by this prospectus.

GLOSSARY
Certain Definitions
The following terms are used in this prospectus unless otherwise noted or indicated by the context:
•“2029 Notes” means the Company’s $2,000 million aggregate principal amount 4.750% notes due 2029;
•“ABL Credit Agreement” means the credit agreement that governs the ABL Revolving Credit Facility, dated as of July 2, 2021 by and among Imola Acquisition Corporation, Ingram Micro Inc., the borrowers therein, various lenders and issuing banks, and JPMorgan Chase Bank, N.A., as the administrative agent and swingline lender, as amended by Amendment No. 1 to the ABL Credit Agreement, dated as of August 12, 2021, as further amended by Amendment No. 2 to the ABL Credit Agreement, dated as of May 30, 2023, as further amended by Amendment No. 3 to the ABL Credit Agreement, dated as of June 17, 2024, and as further amended by Amendment No. 4 to the ABL Credit Agreement, dated as of September 20, 2024;
•“ABL Revolving Credit Facility” means the senior secured asset-based credit facility entered into on July 2, 2021, consisting of a multi-currency revolving credit facility (available for loans and letters of credit) in an aggregate principal amount of up to $3,500 million, subject to borrowing base capacity;
•“AI” or artificial intelligence refers to an engineered or machine-based tool or system that can, for a given set of objectives, generate outputs such as predictions, recommendations, or decisions influencing real or virtual environments;
•“Asia-Pacific” refers to the Asia-Pacific region;
•“Credit Agreements” means the Term Loan Credit Agreement together with the ABL Credit Agreement;
•“Credit Facilities” means the ABL Revolving Credit Facility together with the Term Loan Credit Facility;
•”Indenture” means the indenture that governs the 2029 Notes, dated as of April 22, 2021, by and between Imola Merger Corporation and the Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, as supplemented by that certain supplemental indenture, by and among Ingram Micro Inc., as issuer, the Guarantors (as defined therein) party thereto from time to time, and the Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent;
•“Latin America” refers to the Latin American region;
•“Margin Loan” means the margin loan agreement dated as of August 27, 2025, by and among Ingram Holdco LLC as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the administrative agent and calculation agent (as may be amended, supplemented or modified from time to time);
•“ML” or machine learning refers to a branch of AI that focuses on the development of systems capable of learning from data to perform a task without being explicitly programmed to perform that task. Learning refers to the process of optimizing model parameters through computational techniques such that the model’s behavior is optimized for the training task;
•“North America” refers to the North America region encompassing the United States and Canada;
•“Term Loan Credit Agreement” means the term loan credit agreement that governs the Term Loan Credit Facility, dated as of July 2, 2021, by and among Imola Acquisition Corporation, Ingram Micro Inc., JPMorgan Chase Bank, N.A., as administrative agent and the lenders, agents and other parties thereto, as amended by Amendment No. 1 to the Term Loan Credit Agreement, dated as of June 23, 2023, as further amended by Amendment No. 2 to the Term Loan Credit Agreement, dated as of September 27, 2023, as further amended by Amendment No. 3 to the Term Loan Credit Agreement, dated as of September 20,

2024 and as further amended by Amendment No. 4 to the Term Loan Credit Agreement, dated as of June 17, 2025; and
•“Term Loan Credit Facility” means the senior secured term loan facility pursuant to the Term Loan Credit Agreement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are “incorporating by reference” into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to that document we have filed separately with the SEC. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in the Common Stock. Any statement contained in a document or report incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless otherwise expressly identified in such filings as being incorporated by reference into this prospectus):
•Our Annual Report on Form 10-K for the fiscal year ended December 27, 2025, filed with the SEC on March 3, 2026 (“2025 Form 10-K”);
•our Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2026, filed with the SEC on April 30, 2026 (“2026 Q1 10-Q”);
•Current Reports on Form 8-K filed with the SEC on March 2, 2026 (only with respect to Item 8.01 information), March 9, 2026 and April 30, 2026 (only with respect to Item 8.01 information);
•the Definitive Proxy Statement filed on March 26, 2026 for our Annual Meeting of Stockholders (other than disclosure under the heading “Pay versus Performance” information responsive to Item 402(v) of Regulation S-K of SEC rules) (the “2026 Proxy”);
•the description of our Common Stock contained in our Form 8-A, filed with the SEC on October 23, 2024; and
•all documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus.
Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:
Ingram Micro Holding Corporation
Attn: Investor Relations
3351 Michelson Drive
Suite 100
Irvine, CA 92612
United States
T: (714) 566-1000

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith, and certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock offered hereby, please refer to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website (www.ingrammicro.com) under the heading “Investor Relations.” The information we file with the SEC or that is contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part (except for the SEC filings expressly incorporated by reference herein).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions, but such words are not the exclusive means of identifying forward-looking statements in this prospectus. These forward-looking statements are included throughout this prospectus, including in the sections entitled “Summary” and “Risk Factors” and in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Form 10-K, which is incorporated herein by reference, and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Certain important factors that involve risks and uncertainties and that could cause actual results to differ, possibly materially, from our expectations, beliefs and projections reflected in such forward-looking statements can be found in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our 2025 Form 10-K, which is incorporated by reference herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.
There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors set forth below under the heading “Risk Factors” and under Item 1A. “Risk Factors” in our 2025 Form 10-K, as amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q, and the following:
•general economic conditions, including the impacts of the ongoing conflicts in the Middle East;
•our estimates of the size of the markets for our products and services;
•our ability to identify and integrate acquisitions and technologies into our platform;
•our plans to continue to expand;
•our ability to continue to successfully develop and deploy Ingram Micro XvantageTM;
•our ability to retain and recruit key personnel;
•the competition our products and services face and our ability to adapt to industry changes and market conditions, including inflation, market volatility and supply constraints for many categories of technology;
•current and potential litigation involving us;
•the global nature of our business, including the various laws and regulations applicable to us now or in the future;
•the effect of various political, geopolitical and macroeconomic issues and developments, including changes in tariffs or global trade policies and the related uncertainties associated with such developments, import/export and licensing restrictions, and our ability to comply with laws and regulations we are subject to, both in the United States and internationally;

•our financing efforts;
•our relationships with our customers, original equipment manufacturers and suppliers;
•our ability to maintain and protect our intellectual property;
•the performance and security of our services, including information processing and cybersecurity provided by third parties;
•our ownership structure;
•our dependence upon Ingram Micro Inc. and its controlled subsidiaries for our results of operations, cash flows and distributions; and
•our status as a “controlled company” and the extent to which the interests of Platinum conflict with our interests or the interests of our stockholders.

INDUSTRY AND MARKET DATA
References included or incorporated by reference herein to our being a leader in a market or product category refers to our belief that we have a leading market share position in each specified market, unless the context otherwise requires. In addition, market share data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research, surveys and estimates are reliable, such research, surveys and estimates have not been verified by an independent source. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus and the risk factors and other information contained in any applicable prospectus supplement and in our filings with the SEC that are incorporated by reference into this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus and the documents incorporated by reference herein contain some of our trademarks, service marks and trade names, including, among others, “Ingram Micro,” the Ingram Micro logo, “Xvantage” and “Trust X Alliance.” Each one of these trademarks, service marks or trade names is either (i) our registered trademark, (ii) a trademark for which we have a pending application, (iii) a licensed trademark or (iv) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. Because this is only a summary, it does not contain all the information that you should consider before investing in shares of our Common Stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should carefully read the entire prospectus, all applicable prospectus supplements, any related free writing prospectus, all documents that are incorporated by reference and the documents referred to under the heading “Where You Can Find More Information” before deciding to purchase shares of our Common Stock. Unless the context indicates otherwise, references to “our Company,” “the Company,” “us,” “we” and “our” refers to Ingram Micro Holding Corporation, together with its consolidated subsidiaries.
Ingram Micro is a leading solutions provider by revenue and/or by global footprint for the global information technology (“IT”) ecosystem helping power the world’s leading technology brands. With our vast infrastructure and focus on client and endpoint solutions, advanced solutions offerings, cloud-based and other solutions, we enable our business partners to scale and operate more efficiently in the markets they serve. We are at the center of the technology ecosystem and deliver customized solutions to our vendor and reseller partners, enabling them to provide excellent business outcomes to the end-user companies and consumers they serve. Through our global reach, our industry-leading business-to-business (“B2B”) platform, and our broad portfolio of products, professional services offerings and software, cloud and digital solutions, we remove complexity and maximize the value of the technology products our partners make, sell or use, providing the world more ways to realize the promise of technology. While many commercial markets remain economically volatile around the globe, our business remains well-positioned to benefit from technology megatrends, including cloud migration, enhanced security needs, automation and robotics, AI and ML enabling Agentic AI, hyperconnected ecosystems, hybrid work and Internet-of-Things (“IoT”). Our business is organized into four reportable segments based on the different geographic regions in which we operate: North America; Europe, Middle East and Africa; Asia-Pacific; and Latin America.
Corporate Information
We are a Delaware corporation and our principal offices are located at 3351 Michelson Drive, Suite 100, Irvine, CA 92612. Our telephone number is (714) 566-1000. We maintain a website, www.ingrammicro.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus (except for the SEC filings expressly incorporated by reference herein), and such information should not be considered to be part of this prospectus. You should not rely on any such information in making the decision whether to purchase shares of our Common Stock.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Prior to an investment decision, you should carefully read this prospectus, all applicable prospectus supplements, any related free writing prospectus, all documents that are incorporated by reference and the documents referred to under the heading “Where You Can Find More Information.” You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our 2025 Form 10-K, which is incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other periodic reports we file with the SEC in the future, any prospectus supplement accompanying this prospectus, a post-effective amendment to the registration statement of which this prospectus forms a part or any free writing prospectus. Any of the risks incorporated by reference could materially and adversely affect our business, results of operations, financial condition, cash flows or growth prospects. The risks incorporated by reference herein, however, are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, results of operations, financial condition or growth prospects. In such a case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.
This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” The Company’s actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of shares of Common Stock offered by this prospectus as set forth in the applicable prospectus supplement.
We will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders under this prospectus. We will pay all expenses in connection with the sale or other disposition of the shares of our Common Stock to be offered by us and/or any of the selling stockholders under this prospectus, except that the selling stockholders will pay any underwriting discounts and selling commissions incurred by the selling stockholders in connection with such sales.

DIVIDEND POLICY
On April 30, 2026, the Company announced that the board of directors had declared a cash dividend on our Common Stock of $0.084 per share. The dividend is payable on May 26, 2026, to stockholders of record as of May 12, 2026. We pay, and intend to continue to pay, quarterly dividends subject to capital availability and periodic determinations made by our board of directors that cash dividends are in the best interests of our stockholders. The declaration, amount and payment of any future dividends on our Common Stock will be, subject to compliance with applicable law, at the sole discretion of our board of directors. Our board of directors may take into account, among other things, general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual and tax implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions under our Credit Facilities, the Indenture governing the 2029 Notes and other indebtedness or preferred securities we may incur or issue and such other factors as our board of directors may deem relevant. If we elect to pay such dividends in the future, we may reduce or discontinue entirely the payment of such dividends at any time.
Ingram Micro Holding Corporation is a holding company with no material assets other than indirect ownership of the stock of Ingram Micro Inc., and its operations are conducted through its wholly owned subsidiaries. Our operating subsidiaries are currently subject to certain restrictions and covenants under the Credit Agreements and the Indenture. Our ability to pay cash dividends will depend on the payment of distributions by our current and future subsidiaries, including Ingram Micro Inc., and such distributions may be restricted as a result of contractual agreements, including any future agreements governing their indebtedness. These restrictions and covenants may restrict the ability of those entities to make distributions to Ingram Micro Holding Corporation. See the sections entitled Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Form 10-K, as amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q, which is incorporated by reference herein. Any additional financing arrangement we enter into in the future may include restrictive covenants that limit our subsidiaries’ ability to pay dividends to us. In addition, Delaware law may impose requirements that may restrict our ability to pay dividends to holders of our Common Stock.

SELLING STOCKHOLDERS
The following table and accompanying footnotes set forth information regarding the beneficial ownership by the selling stockholders of shares of our Common Stock as of March 28, 2026.
Each selling stockholder may offer all, some or none of their shares of Common Stock. We cannot advise you as to whether either of the selling stockholders will in fact sell any or all of such shares of Common Stock. In addition, either selling stockholder may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate.
For further information regarding material relationships and transactions between us and Platinum, see the section entitled “Certain Relationships and Related Person Transactions” in our 2026 Proxy which is incorporated by reference in this prospectus.
Beneficial ownership is determined in accordance with the rules of the SEC.

	Shares of Common Stock Beneficially Owned
	Number of Shares	Percent of Common Stock Outstanding
Investment vehicles affiliated with Platinum Equity, LLC(1)	197,104,541	85.1%
__________________
(1)Ingram Holdco, LLC is the record holder of 177,478,218 shares of our Common Stock. Imola JV Holdings, L.P., which is the sole member of Ingram Holdco, LLC, is the record holder of 19,626,323 shares of our Common Stock. Tom Gores is the manager of Platinum Equity, LLC, which is the sole member of Platinum Equity Investment Holdings, LLC, which is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC which is the general partner of Platinum Equity InvestCo, L.P., which is the sole member of Platinum Equity Investment Holdings V, LLC, which is the sole member of Platinum Equity Partners V, LLC, which is the general partner of Platinum Equity Partners V, L.P., which is the general partner of Imola JV Holdings, L.P. By virtue of these relationships, each of these entities and Mr. Gores may be deemed to share beneficial ownership of the securities held of record by Imola JV Holdings, L.P. and Ingram Holdco, LLC. The business address of each of the entities named herein and Mr. Gores is 360 North Crescent Drive, South Building, Beverly Hills, CA 90210.
Based on information provided to us, as of the date of this prospectus, Ingram Holdco, LLC has pledged 177,478,218 shares of our Common Stock pursuant to the Margin Loan and related documentation on a non-recourse basis. The selling stockholders have informed the Company that the Margin Loan contains customary default provisions and that in the event of a default under the Margin Loan the secured parties may foreclose upon any and all shares of our Common Stock pledged to them. See “Risk Factors—Risks Related to Ownership of Our Common Stock—If we or Platinum sell shares of our Common Stock or are perceived by the public markets as intending to sell them, the market price of our Common Stock could decline” in our 2025 Form 10-K.
Our Relationship with Our Sponsor
Founded in 1995 by Tom Gores, Platinum is a global investment firm with approximately $48 billion of assets under management and a portfolio of approximately 60 operating companies that serve customers around the world. Platinum specializes in mergers, acquisitions and operations-a trademarked strategy it calls M&A&O®-acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications and other industries. Over the past 30 years, Platinum has completed more than 550 acquisitions.
Investment vehicles of certain private investment funds sponsored and ultimately controlled by Platinum are the selling stockholders.
Pursuant to our amended and restated certificate of incorporation and the Investor Rights Agreement we entered into in connection with the IPO, the selling stockholders have the right to nominate for election to our board of directors, individuals designated by Platinum in accordance with the respective provisions set forth in our amended and restated certificate of incorporation and the Investor Rights Agreement. Pursuant to our amended and restated certificate of incorporation and the Investor Rights Agreement, Platinum retains the right to nominate for election to our board of directors a majority of our directors for so long as it beneficially owns at least 50% of the voting power of all shares of our outstanding stock entitled to vote generally in the election of our directors. See the section entitled “Certain Relationships and Related Person Transactions” in our 2026 Proxy, which is incorporated herein by reference, and “Description of Capital Stock” included in this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary describes our capital stock and our amended and restated certificate of incorporation, amended and restated bylaws and Investor Rights Agreement to which we and Platinum are party. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and the Investor Rights Agreement, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is part, and to the applicable provisions of the DGCL.
Authorized Capital Stock
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 2,000,000,000 shares of Common Stock, par value $0.01 per share, and 100,000,000 shares of undesignated Preferred Stock, par value $0.01 per share.
Common Stock
Voting Rights
Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.
Dividend Rights
Holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of Preferred Stock that we may designate and issue in the future.
Liquidation Rights
In the event of our liquidation, dissolution or winding-up, the holders of Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment in full of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock.
Rights and Preferences
Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. There are no sinking funds provisions applicable to our Common Stock. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.
Fully Paid and Nonassessable
All of our outstanding shares of Common Stock are fully paid and nonassessable.
Preferred Stock
We do not currently have any Preferred Stock outstanding. However, our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of Preferred Stock (including convertible Preferred Stock). Unless required by law or by the NYSE, the authorized shares of Preferred Stock are available for issuance without further action by you. Our board of directors will be able to determine, with respect to any series of Preferred Stock, the terms and rights of that series, including:
•the designation of the series;

•the number of shares of the series, which our board of directors may, except where otherwise provided in the Preferred Stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then-outstanding);
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking funds provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of the holders of the series.
We are able to issue a series of Preferred Stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Common Stock might believe to be in their best interests or in which the holders of our Common Stock might receive a premium for their Common Stock over the market price of the Common Stock. In addition, the issuance of Preferred Stock may adversely affect the holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of Preferred Stock may have an adverse impact on the market price of our Common Stock.
Dividends
Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends depends upon, among other things, general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual and tax implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions and subject to the covenants under our Credit Facilities, the Indenture and any other future indebtedness or preferred securities we may incur or issue, and such other factors as our board of directors may deem relevant. Our ability to pay dividends is limited by covenants in our existing indebtedness and may be limited by the agreements governing other indebtedness that we or our subsidiaries incur in the future. See “Dividend Policy” in this prospectus and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Form 10-K and 2026 Q1 10-Q which are incorporated by reference herein. In addition, because we are a holding company and have no direct operations, we are only able to pay dividends from funds we receive from our subsidiaries.
Nomination Rights of Platinum
Our amended and restated certificate of incorporation and the Investor Rights Agreement grant the selling stockholders the right to nominate for election to our board of directors no fewer than that number of directors that would constitute: (i) a majority of the total number of directors so long as Platinum collectively beneficially own at least 50% of the then-outstanding capital stock of the Company; (ii) 40% of the total number of directors so long as Platinum collectively beneficially own at least 40% but less than 50% of the then-outstanding capital stock of the Company; (iii) 30% of the total number of directors so long as Platinum collectively beneficially own at least 30%

but less than 40% of the then-outstanding capital stock of the Company; (iv) 20% of the total number of directors so long as Platinum collectively beneficially own at least 20% but less than 30% of the then-outstanding capital stock of the Company; and (v) 10% of the total number of directors so long as Platinum collectively beneficially own at least 5% but less than 20% of the then-outstanding capital stock of the Company. For purposes of calculating the number of directors that the selling stockholders will be entitled to nominate pursuant to the formula outlined above, any fractional amounts shall automatically be rounded up to the nearest whole number. Unless otherwise agreed by the selling stockholders, for so long as Platinum retains the right to nominate a person to our board of directors, each committee of the board of directors will include at least one of the director candidates designated by Platinum, except to the extent such membership would violate applicable securities laws or stock exchange or stock market rules or where the sole purpose of such committee is to address actual or potential conflicts of interest between us and Platinum.
Registration Rights
The following description of the terms of the Investor Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the Investor Rights Agreement filed as an exhibit to the registration statement of which this prospectus is a part.
Demand and Short-Form Registration Rights
The selling stockholders may request that we register their registrable securities on one or more occasions in the future, which registrations may be “shelf registrations.”
Piggyback Registration Rights
At any time that we propose to register any of our securities under the Securities Act (other than a registration relating to employee benefit plans, or solely relating to shares to be sold under Rule 145 or a similar provision under the Securities Act), the selling stockholders will be entitled to certain “piggyback” registration rights allowing them to include their registrable securities in such registration.
Expenses of Registration, Restriction and Indemnification
We will pay all registration expenses, including the legal fees of counsel selected by Platinum, under the Investor Rights Agreement. The demand and piggyback registration rights are subject to customary restrictions such as limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The Investor Rights Agreement also contains customary indemnification and contribution provisions.
Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Bylaws and Provisions of Delaware Law
General
Our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL, which are summarized in the following paragraphs, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.
Classified Board
Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible and with the directors serving three-year terms. As a result, approximately one-third of our board of directors are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of directors is fixed from time to time exclusively pursuant to a resolution adopted by the board of directors, provided that, in the event that the number of directors nominated by the selling stockholders is less than the number that the selling stockholders are entitled to nominate under our amended and restated certificate of incorporation or the Investor Rights Agreement and there are no vacancies on our board of directors, then, upon our receipt of a written request of Platinum, the size of our board shall be increased automatically such that Platinum shall have the right, at any time, to nominate any such additional nominees under our amended and restated certificate of incorporation.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our amended and restated certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, that from and after the time Platinum and its affiliates cease to beneficially own, in the aggregate, at least a majority of the voting power of our outstanding Common Stock, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 and 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. Subject to the rights granted to Platinum under our amended and restated certificate of incorporation and the Investor Rights Agreement, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. In the event that (i) a vacancy is created at any time by the death, resignation, removal (with or without cause) or by any other cause of the selling stockholders’ nominee and (ii) the number of directors nominated by the selling stockholders is less than the number that the selling stockholders are entitled to nominate under our amended and restated certificate of incorporation and the Investor Rights Agreement, then such vacancy may be filled only by the selling stockholders unless otherwise agreed by Platinum.
Advance Notice for Raising Business or Making Nominations at Meetings
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These notice requirements do not limit Platinum or its affiliates’ rights under our amended and restated certificate of incorporation or the Investor Rights Agreement. These provisions and Delaware law may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Actions by Written Consent; Special Meetings of Stockholders
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action to be so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation precludes stockholder action by written consent once Platinum and its affiliates beneficially own, in the aggregate, less than a majority of the voting power of all outstanding shares of our Common Stock.
Our amended and restated certificate of incorporation also provides that special meetings of our stockholders may be called at any time only by or at the direction of the board of directors or the chairperson of the board of directors; provided, however, that Platinum and its affiliates are permitted to call special meetings of our stockholders for so long as they hold, in the aggregate, at least a majority of the voting power of all outstanding shares of our Common Stock. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.
Amended and Restated Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Our amended and restated certificate of incorporation provides that once Platinum and its affiliates beneficially own, in the aggregate, less than 50% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 and 2/3% in the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class:
•the provision requiring a 66 and 2/3% supermajority vote for stockholders to amend our amended and restated bylaws;
•the provisions providing for a classified board of directors (the election and term of our directors);
•the provisions regarding resignation and removal of directors;
•the provisions regarding entering into business combinations with interested stockholders;
•the provisions regarding stockholder action by written consent;
•the provisions regarding calling special meetings of stockholders;
•the provisions regarding filling vacancies on our board of directors and newly created directorships;
•the provisions eliminating monetary damages for breaches of fiduciary duty by a director;
•the provisions regarding competition and corporate opportunities; and
•the amendment provision requiring that the above provisions may be amended only with a 66 and 2/3% supermajority vote.
In addition, our amended and restated certificate of incorporation may not be amended, altered or repealed without the prior written consent of Platinum if such amendment, alteration or repeal would adversely affect the rights of Platinum under our amended and restated certificate of incorporation.

The combination of the classification of our board of directors, the lack of cumulative voting and the supermajority voting requirements make it more difficult for our existing stockholders to replace our board of directors, as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Jurisdiction of Certain Actions
Our amended and restated certificate of incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by law, the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of any fiduciary duty owed by, or other wrongdoing by, any director, officer or other employee of the Company to the Company or our stockholders, creditors or other constituents, or a claim of aiding and abetting any such breach of fiduciary duty, (iii) action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, (iv) action to interpret, apply, enforce or determine the validity of the amended and restated certificate of incorporation, (v) action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine or (vi) any other action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL; provided that, for the avoidance of doubt, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts will be the exclusive forum for the resolution of any actions or proceedings asserting claims arising under the Securities Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder. While the Delaware Supreme Court has upheld the validity of similar provisions under the DGCL, there is uncertainty as to whether a court in another state would enforce such a forum selection provision. Our exclusive forum provision does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders are not deemed to have waived our compliance with these laws, rules and regulations. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have received notice of and consented to the forum provisions in our amended and restated certificate of incorporation. For more information on the risks associated with our choice of forum provision, see “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—Our amended and restated certificate of incorporation contains exclusive forum provisions that could limit our stockholders’ ability to pursue certain claims in a preferred judicial forum” in our 2025 Form 10-K which is incorporated by reference.
Business Combinations
We are not subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-

year period following the time that the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.
Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•before the stockholder became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or after the time that the stockholder became an interested stockholder, the business combination was approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that was not owned by the interested stockholder.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.
We opt out of Section 203; however, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or subsequent to that time, the business combination was approved by our board of directors and by the affirmative vote of holders of at least 66 and 2/3% of our outstanding voting stock that was not owned by the interested stockholder.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our amended and restated certificate of incorporation provides that Platinum and its affiliates, any of their respective direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.
Limitations on Liability of Directors and Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors or certain officers to the corporation and their stockholders for monetary damages for breaches of directors’ or officers’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors and certain officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate (1) our rights, and the rights of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director and (2) our rights to recover monetary damages from certain officers for breach of fiduciary duty as an officer. However, exculpation does not apply to (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director or officer for any transaction from which the director or officer derived an improper personal benefit, (4) a director under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions) or (5) an officer in any action by or in the right of the corporation.
Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain associates for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or associates for which indemnification is sought.
Corporate Opportunity
Delaware law permits corporations to adopt provisions renouncing any expectancy in or right to be offered an opportunity to participate in certain transactions or matters that may be investment, corporate or business opportunities and that are presented to a corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ associates. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, Platinum or any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will not have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that Platinum or any of its affiliates or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock are Computershare Inc. and Computershare Trust Company, N.A. (collectively, “Computershare”). Computershare’s address is 150 Royall Street, Canton, Massachusetts 02021.
Listing
Our Common Stock is listed on the New York Stock Exchange under the symbol “INGM.”

PLAN OF DISTRIBUTION
We are registering the shares of Common Stock to sell from time to time after the date of this prospectus and to permit the resale of these shares of Common Stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by either selling stockholder of the shares of Common Stock.
The selling stockholders, which, as used herein includes donees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
We or the selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•through one or more underwritten offerings on a firm commitment or best-efforts basis;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on any stock exchange on which the shares of Common Stock are listed, on any other existing trading market for the shares of Common Stock or to or through a market maker;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares of Common Stock if they deem the purchase price to be unsatisfactory at any particular time.
Based on information provided to us, as of the date of this prospectus, Ingram Holdco, LLC has pledged 177,478,218 shares of our Common Stock pursuant to the Margin Loan and related documentation on a non-recourse basis. The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it that are not already pledged and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these shares of Common Stock to close out their short positions, or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these shares of Common Stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Stock offered by this prospectus, which Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
We or the selling stockholders may also designate agents to solicit offers to purchase shares of Common Stock from time to time. If we or the selling stockholders utilize a dealer in the sale of the shares of Common Stock being offered by this prospectus, we or the selling stockholders will sell the shares of Common Stock to the dealer, as principal. The dealer may then resell the shares of Common Stock to the public at varying prices to be determined by the dealer at the time of resale.
If we or the selling stockholders utilize an underwriter in the sale of the shares of Common Stock being offered by this prospectus, we or the selling stockholders will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter and a description of their compensation in the prospectus supplement that the underwriter will use to make resales of shares of Common Stock to the public. In connection with the sale of the shares of Common Stock, we or the selling stockholders or the purchasers of the shares of Common Stock for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the shares of Common Stock to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”) the maximum consideration or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of shares of Common Stock offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the shares of Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the shares of Common Stock may be deemed to be underwriting discounts and commissions.
We are required to pay certain fees and expenses incurred by the selling stockholders incident to the registration of securities. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus. We may also indemnify underwriters, dealers and agents against certain liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect thereof. In the event an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with a prominent disclosure provisions of that rule.
To facilitate the offering of the shares of Common Stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. This may include over-allotments or short sales of the shares of Common Stock, which involves the sale by persons participating in the offering of more shares of Common Stock than we or the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the shares of Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the shares of Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares of Common Stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these contracts.
Shares of Common Stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
We agreed to cause the registration statement of which this prospectus is a part to remain effective for the period set forth in the Investor Rights Agreement. Shares of Common Stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.
To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurance that either of the selling stockholders will sell any or all of the shares of Common Stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.
Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
Certain legal matters with respect to the legality of the shares of Common Stock offered by the selling stockholders by this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 27, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PwC identified non-audit services impacting the period from January 2023 to August 2024. A member firm of PricewaterhouseCoopers International Limited (“PwC Member Firm”) and an unrelated third party jointly provided services, which included management functions at an immaterial branch of a wholly owned subsidiary of an entity under common control with the Company. These services were permissible under the applicable independence standards at the time the services were rendered but are inconsistent with SEC and Public Company Accounting Oversight Board (United States) independence rules. The services included remitting payments and filing documents with non-tax authorities on behalf of the branch.
PwC provided an overview of the facts and circumstances surrounding the non-audit services to the Audit Committee and the management team of the Company, including the entity involved, the nature of the non-audit services, the period over which they were provided, an approximation of the fees related to the non-audit services and other relevant factors.
The non-audit services were provided to an affiliate of the Company and not to the Company itself. None of the PwC Member Firm’s service engagement team members that performed the non-audit services have been or are members of the Company’s PwC audit engagement team. The non-audit services did not place PwC in a position of auditing its own work, did not result in PwC performing any decision-making or supervisory functions for the Company, and did not place PwC in a position of being an advocate for the Company. The fees received in connection with the non-audit services were approximately $5,500 and are immaterial to PwC, the PwC Member Firm and the entity to which the non-audit services were provided.
Considering the facts presented, the Audit Committee of the Company and PwC have concluded (i) that the non-audit services noted above did not and would not impair PwC’s application of objective and impartial judgment on any matter encompassed within PwC’s audit of the financial statements as of and for the years ended December 28, 2024, and December 30, 2023, and (ii) that no reasonable investor would conclude otherwise.

$330,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley	Goldman Sachs & Co. LLC	J.P. Morgan
                          , 2026